Prudentials Gibraltar Fund, Inc.
Gateway Center Three
100 Mulberry Street,
Newark, NJ 07102-4077


								March 28, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for Prudentials Gibraltar Fund, Inc.
		File Nos. 002-32685 and 811-01660

	On behalf of the Prudentials Gibraltar Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule
24f-2 Notice.
This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

							Very truly yours,
							/s/ Grace C. Torres
							Grace C. Torres
					Treasurer and Principal Financial
							and Accounting Officer